Exhibit 10.2

***Text Omitted and Filed Separately

with the Securities and Exchange Commission

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2

First Amendment (“First Amendment”) to the Collaboration And License Agreement dated as of June 15, 2010 (the “Collaboration Agreement”) by and between Abbott International Luxembourg S.à r.l., a corporation organized and existing under the laws of Luxembourg, with offices at 26, Boulevard Royal, L-2449 Luxembourg (“Abbott”) and Neurocrine Biosciences, Inc., a corporation organized and existing under the laws of Delaware with offices at 12780 El Camino Real, San Diego, California 92130 (“Neurocrine”) is made this thirty-first day of August, 2011 (“First Amendment Effective Date”).

WHEREAS, the Collaboration Agreement governs the collaboration between Abbott and Neurocrine in the field of Non-peptide GnRH Antagonists; and

WHEREAS, Abbott and Neurocrine would like to amend the Collaboration Agreement as set forth below;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties agree as follows:

1. Capitalized Terms; First Amendment Effective Date. Unless otherwise defined herein, any capitalized terms used in this First Amendment shall have the meanings ascribed to them in the Collaboration Agreement. This First Amendment shall be effective as of the First Amendment Effective Date.

2. Amendment of Section 1.41. Section 1.41, the definition of “Initiation” is hereby deleted and replaced in its entirety with the following:

“Initiation” means, with respect to a human clinical trial, execution of an informed consent by the first subject in a Phase I, Phase II or Phase III clinical study, as applicable.

3. Amendment of Section 4.2 (a). The table appearing in Section 4.2(a) of the Collaboration Agreement (the “Elagolix Development Milestones Table”) shall be amended as follows:

The words appearing as the first item in the Elagolix Development Milestones Table currently reading,

“Acceptance of […***…]”

shall be replaced in their entirety by the following:

“[…***…]”

***Confidential Treatment Requested

[…***…].

4. No other Amendment. Save as specifically amended by this First Amendment the Collaboration Agreement shall continue in full force and effect in all respects.

5. Counterparts. This First Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures.

IN WITNESS WHEREOF, the Parties have signed this First Amendment as of the First Amendment Effective Date.

Abbott International Luxembourg S.à r.l.

By: /s/ William J. Chase

Title: Vice President, Licensing and Acquisitions

Neurocrine Biosciences, Inc.

By: /s/ Kevin C. Gorman

Title: President and Chief Executive Officer

***Confidential Treatment Requested

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